UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 15, 2007

Date of earliest event reported: March 13, 2007

THE PEP BOYS — MANNY, MOE & JACK

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 W. Allegheny Ave.
Philadelphia, PA	19132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: 215-430-9000

(not applicable)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2007, The Pep Boys — Manny, Moe & Jack (the “Company”) announced the appointment of Jeffrey C. Rachor, 45, as its new President & Chief Executive Officer.  Mr. Rachor is expected to start in his position by March 26, 2007.

From April 2004 until joining the Company, Mr. Rachor served as the President and Chief Operating Officer of Sonic Automotive, Inc.  Mr. Rachor joined Sonic in 1997 serving in various executive operations positions of increasing seniority.   Mr. Rachor has over twenty years of experience in automobile retailing.

Mr. Rachor (i) will be paid a base salary of $1,200,000, (ii) will be eligible to earn a target annual bonus, pursuant to the terms of the Company’s Annual Incentive Bonus Plan, equal to 150% of his base salary upon the achievement of certain predetermined corporate objectives (such bonus is guaranteed for fiscal 2007) and (iii) will participate in the Company’s other incentive and welfare and benefit plans made available to executives.  As an inducement to join the Company, Mr. Rachor received a grant of 1,000,000 options and 500,000 restricted stock units and a signing bonus of $1,200,000.

The Company entered into an Employment Agreement and Change of Control Agreement with Mr. Rachor.  Mr. Rachor’s Employment Agreement is for a three year term and provides for a severance payment equal to two year’s base salary upon termination by the Company without cause during such term.  Mr. Rachor’s Change of Control Agreement, which is substantially similar in form to those entered into by the Company’s other executive officers, only becomes effective upon a change in control of Pep Boys.  Following a change in control, the Change of Control Agreement becomes effective for two years (and supersedes the Employment Agreement) and provides Mr. Rachor with a position, base and incentive compensation and benefits equal or greater to those provided immediately prior to the change in control.   In addition, the Company is obligated to pay any excise tax imposed by Section 4999 of the Internal Revenue Code (a parachute payment excise tax) on a change in control payment made to Mr. Rachor.

In connection with Mr. Rachor’s appointment, the Board of Directors increased its size from 11 to 12 members and appointed Mr. Rachor to the Board.  William Leonard, who has been serving as the Company’s Interim Chief Executive Officer, will resume his duties as non-executive Chairman of the Board. Robert H. Hotz, previously Lead Director during Mr. Leonard’s tenure as Interim Chief Executive Officer, will remain as a Director.

A copy of the Company’s press release announcing Mr. Rachor’s appointment is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release, dated March 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/THE PEP BOYS — MANNY, MOE & JACK

Date: March 15, 2007